UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 12, 2012

FIRST SOUTH BANCORP, INC.

(Exact Name of Registrant as Specified in Its Charter)

VIRGINIA	0-22219	56-1999749
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

1311 Carolina Avenue, Washington, North Carolina	27889
(Address of principal executive offices)	(Zip Code)

(252) 946-4178

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Others Events

On March 12, 2012, First South Bancorp, Inc. (the “Registrant”), parent holding company of First South Bank (the “Bank”) reports the employment of Bruce W. Elder, who will succeed Thomas A. Vann as President and Chief Executive Officer of the Registrant and the Bank upon Mr. Vann’s previously announced retirement from his positions at the end of the third quarter of 2012.

Mr. Elder, age 49, will join the Bank on March 19, 2012 in an interim transitional position.

Prior to joining the Bank, Mr. Elder was employed with Crescent Financial Corporation and Crescent State Bank of Cary, North Carolina from 1998 to 2012. Mr. Elder served as Vice President and Secretary of Crescent Financial Corporation and as Senior Vice President and Chief Financial Officer of Crescent State Bank.

Mr. Elder is a graduate of North Carolina State University with a degree in Accounting and he is a Certified Public Accountant.

Item 9.01. Financial Statements and Exhibits

(a)	Not applicable
(b)	Not applicable
(c)	Not applicable
(d)	The following exhibit is filed herewith:

Exhibit 99.1 – Press Release dated March 12, 2012

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2012	First South Bancorp, Inc.
(Registrant)

By: /s/ William L. Wall
William L. Wall
Executive Vice President Chief Financial Officer and Secretary

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